EXHIBIT 10.1

39 Exchange Place, Salt Lake City, UT 84111

January 15, 2026

Richard Balles, CEO

Global Asset Management Group Inc.

51 Monroe St., Suite 1505

Rockville, MD 20852

Email: richardaballes@gmail.com

Tel: 240-398-8319

Re: Non-Exclusive Placement Agent Agreement

Dear Sir:

This letter sets forth and confirms the terms and conditions (hereafter, “Agreement”) upon which Alpine Securities Corporation (“Alpine” or “Agent” or “we” or “us”) will act as placement agent in connection with the proposed offering (the “Offering”) of equity securities of Global Asset Management Group Inc. (the “Company” or “you”) as described below. The terms of our engagement are set forth below.

1. Retention. The Company hereby retains the Agent to perform the services set forth in Section 2, Services below, during the six (6) month period commencing on the date hereof, on a non-exclusive basis. This Agreement shall automatically renew for an additional sixty (60) days unless terminated in writing not less than thirty (30) days prior to the original or any subsequent expiration date (the original four-month period and any renewals thereof shall collectively hereafter be referred to as the "Term"). The Agent hereby accepts such retention and shall perform for the Company the duties described herein, on a best efforts basis. During the Term, the Agent shall report directly to the President, or CEO, or to any other senior officer designated in writing by the Company.

2. Services

(a)

Alpine has been retained solely to act as placement agent in connection with the Offering on a non-exclusive basis and no fiduciary relationship between Alpine and the Company or any of its affiliates has been created with respect to any transaction contemplated by this agreement. The pricing and structure of the Offering will be established by the Company following direct negotiations with prospective investors. The Company is capable of evaluating, and understanding the terms, risks, and conditions of transactions contemplated by this agreement.

(b)

As placement agent, Alpine shall use reasonable efforts to introduce to the Company, in writing, one or more prospective investor for the Offering (each a “Agent Source”). The Company shall have the right, in its discretion reasonably exercised, to reject an introduction by Alpine of an Agent Source and any such rejection by the Company shall not be deemed a breach of its agreements contained herein. Alpine may also provide the following advisory services, if requested by Company: (i) review the business and operations of the Company and its historical and projected financial condition; (ii) assist the Company to formulate to formulate an optimal strategy to capitalization structure to meet operating and growth needs; (iii) advise the Company as to strategy and tactics of negotiation with prospective purchasers; (iv) advise the Company as to timing, structure, and pricing of the Offering; and (v) provide such other placement agent services as are customary for similar transactions and as may from time to time be agreed upon by Alpine and the Company.

(c)

Alpine may provide the following additional services, if requested by Company: (i) assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company, including without limitation, any merger or consolidation, sale of assets, or sale or exchange of stock (a "Business Combination"); (ii) assist in the presentation to the Board of Directors of the Company of any proposed transaction; (iv) advise the Company in the preparation of press releases and other communications with the financial and investment communities; and (v) assist the Company in its efforts to have its securities listed on a nationally listed stock exchange.

Placement Agent AgreementGlobal Asset Management Group Inc.

January 15, 2026

3. The Offering.

(a)

Company seeks to raise up to $1.5 million involving the sale of equity securities or debt convertible into equity, including warrants (collectively, the “Securities”), to institutional and accredited investors (the “Offering”). The actual terms of the Offering will depend on market conditions, and will be subject to negotiation between the Company and Alpine and prospective investors. The Securities shall be offered and sold pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and/or Regulation 506 promulgated by the Securities and Exchange Commission (“Commission”) or any public offering registered under the Securities Act of 1933.

(b)

Although we cannot guarantee you that we will be able to raise new capital, we will conduct the Offering on a “best efforts” basis. The Company understands and agrees that there is no obligation or commitment by Alpine to purchase or place the Securities, and Alpine shall have no liability to the Company in the event such purchase is not consummated for any reason.

4. Fees and Expenses.

(a)

Concurrently with the closing of the Offering (or each closing in the event more than one closing is held) involving an Agent Source, the Company will pay Alpine a cash fee equal to: 5% of the gross proceeds received from the sale of the Securities. Alpine shall also receive warrants to purchase such number of shares of Company’s common stock as which will equal ten percent (10%) of the dollar amount raised through the Offering, priced at 120% of the closing bid on the closing date of the Offering, during the three (3) year period (the “Warrant Fee”).

(b)

The Company shall, regardless of whether the Offering is consummated, be responsible for and shall pay all expenses incurred by the Company in connection with the proposed Offering. Alpine shall be responsible for internal costs and expenses incurred by Alpine, including fees of Alpine’s counsel. Company agrees to pay out- of-pocket expenses incurred by Alpine with the Company’s prior written approval. Except as provided herein, no fee paid or payable to Alpine or any of its affiliates shall be credited against any other fee paid or payable to Alpine or any of its affiliates.

(c)

As compensation for the services to be rendered by Agent hereunder, Company agrees to pay Agent a retainer fee (the "Retainer Fee") of $100,000 of restricted Common shares at $.20 per share. Notwithstanding the foregoing provision, the Retainer Fee is non- refundable and will be deemed vested and fully-earned as of the date of this Agreement.

5. Non-Circumvention.

(a)

Whether an Offering is completed or not, during the term of our engagement and for a period of twelve (12) months after termination (the “Restricted Period”), you agree not to use any Agent Source to raise capital (including debt) for the Company, unless Company pays to Alpine the fees set forth in Section 3 hereof.

(b)

Company may exclude from the definition of Agent Source, persons with whom: (i) Company has had a formal business relationship (evidenced in writing) within the two(2)-month period prior to the introduction by Alpine; provided, Company notifies Alpine of the exclusion basis within 2 days of the introduction by Alpine of the Agent Source.

6. Term of Engagement. The term of our engagement will be six (6) months; however, either party may terminate our engagement at any time upon 30-days written notice to the other party (the “Term”). Upon termination, we will be entitled to collect all fees earned and expenses incurred through the date of termination. The provisions in Sections 3, 4, 5 and Appendix I will survive any termination or completion of the engagement provided by this Agreement.

Placement Agent AgreementGlobal Asset Management Group Inc.

January 15, 2026

7. Successful Offering. If Alpine is able to complete a successful introduction which leads to the funding of the Offering, then the following provisions apply: (i) the Term of Engagement shall be extended by six (6) months after the initial six (6) months is completed; and (ii) Company shall grant Alpine participation in all future offerings on a non- exclusive market-competitive basis for both private and public for the life of the agreement.

8. Diligence and Information. In connection with Alpine’s activities on your behalf, you will furnish Alpine with all financial and other information regarding the Company that Alpine reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Company Information”). The Company will provide Alpine with access to the officers, directors, employees, independent accountants, legal counsel and other advisors and consultants of the Company.

You recognize and agree that Alpine (i) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this Agreement without independently verifying the Information or such other information, (ii) does not assume responsibility for the accuracy of the Company Information or such other information, and (iii) will not make an appraisal of any assets or liabilities owned or controlled by the Company or its market competitors.

9. Indemnification and Contribution. The Company agrees to indemnify Alpine and its control persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I, Section A, which is incorporated herein by this reference. These provisions will apply regardless of whether the proposed offering is consummated or this Agreement is terminated.

10. Confidentiality. The parties hereby agree to comply with the confidentiality provisions set forth in Appendix I, Section B, which is incorporated herein by this reference. These provisions will apply regardless of whether the proposed offering is consummated or this Agreement is terminated.

11. Other Alpine Engagements. Nothing in this Agreement shall be construed to limit the ability of Alpine or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. Alpine expressly agrees that any conduct it may engage in hereunder shall be subject to its compliance with its confidentiality obligations set forth in this Agreement. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts executed and to be wholly performed therein without giving effect to its conflicts of laws principles or rules. Each party hereto consents specifically to a court of competent jurisdiction (federal or state) located in Salt Lake City, Utah. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court’s exercise of personal jurisdiction over each party to this letter of intent or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

13. Severability. If any provision of this Agreement is held to be unenforceable for any reason, the unenforceability of that provision shall not affect the remainder of this Agreement, which will remain in full force and effect and enforceable in accordance with its terms.

14. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

Placement Agent AgreementGlobal Asset Management Group Inc.

January 15, 2026

15. Counterparts; Electronic Signature; Modifications; Waiver. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The parties agree that this Agreement may be executed and delivered by electronic signatures and that the signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility. Modifications of this Agreement must be in writing and signed by authorized representatives of both parties. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provision nor constitute a waiver of the provision itself.

We look forward to working with you toward the successful conclusion of this engagement, and developing a long- term relationship with Global Asset Management Group Inc..

Yours very truly,

Alpine Securities Corporation
/s/ Raymond Maratea
Raymond Maratea, CEO 1/15/2026

AGREED and ACCEPTED as of the date first indicated above.
Global Asset Management Group Inc.

/s/ Richard Balles
Richard Balles, CEO 1/15/2026

Global Asset Management Group Inc.

Version: 09/01/2025

APPENDIX I – OTHER TERMS AND CONDITIONS

The provisions of this Appendix I shall survive any termination or completion of the engagement provided by this Agreement.

A. INDEMNIFICATION

1. The Company agrees to indemnify and hold harmless Alpine and its affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) and their respective directors, officers, employees, agents and controlling persons (Alpine and each such person being an “Indemnified Party”) from and against all losses, claims, damages and liabilities (or actions, including shareholder actions, in respect thereof), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, which are related to or result from the performance by Alpine of the services that are the subject of this Agreement and will promptly reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by the Company. The Company will not be liable to any Indemnified Party under the foregoing indemnification and reimbursement provisions, (i) for any settlement by an Indemnified Party effected without its prior written consent (not to be unreasonably withheld); or (ii) to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s willful misconduct or gross negligence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Alpine pursuant to, or the performance by Alpine of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s willful misconduct or gross negligence.

2. Promptly after receipt by an Indemnified Party of notice of any intention or threat to commence an action, suit or proceeding or notice of the commencement of any action, suit or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the Company pursuant hereto, promptly notify the Company in writing of the same. In case any such action is brought against any Indemnified Party and such Indemnified Party notifies the Company of the commencement thereof, the Company may elect to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and an Indemnified Party may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Party’s own expense, unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Company, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Company that makes it impossible or inadvisable for counsel to the Indemnifying Party to conduct the defense of both the Company and the Indemnified Party (in which case the Company will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iii) the Company has not in fact employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the Company; provided, further, that in no event shall the Company be required to pay fees and expenses for more than one firm of attorneys representing Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. Any failure or delay by an Indemnified Party to give the notice referred to in this paragraph shall not affect such Indemnified Party’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the Company, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Party.

Global Asset Management Group Inc.

Version: 09/01/2025

3. If the indemnification provided for in this Agreement is for any reason held unenforceable by an Indemnified Party, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Alpine on the other hand, of the Offering as contemplated whether or not the Offering is consummated or, (ii) if (but only if) the allocation provided for in clause (i) is for any reason unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand and Alpine, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Alpine of the Offering as contemplated shall be deemed to be in the same proportion that the total value received or contemplated to be received by the Company or its shareholders, as the case may be, as a result of or in connection with the Offering bear to the fees paid or to be paid to Alpine under this Agreement. Notwithstanding the foregoing, the Company expressly agrees that Alpine shall not be required to contribute any amount in excess of the amount by which fees paid Alpine hereunder (excluding reimbursable expenses), exceeds the amount of any damages which Alpine has otherwise been required to pay. The foregoing agreement shall not be applicable to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party’s willful misconduct or gross negligence.

4. The Company agrees that without Alpine’s prior written consent, which shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (in which Alpine or any other Indemnified Party is an actual or potential party to such claim, action or proceeding) without the consent of the Indemnified Parties, unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

5. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company agrees to promptly reimburse Alpine on a monthly basis for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

6. If multiple claims are brought with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, The Company agrees that any judgment or arbitrate award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the judgment or arbitrate award expressly states that it, or any portion thereof, is based solely on a claim as to which indemnification is not available.

B. CONFIDENTIALITY

1. In connection with Alpine’s activities on behalf of the Company, the Company will furnish Alpine with all financial and other information regarding the Company that Alpine reasonably believes appropriate to its assignment (all such information so furnished by the Company, whether furnished before or after the date of this Agreement, being referred to herein as the “Information”).

Global Asset Management Group Inc.

Version: 09/01/2025

2. Alpine will maintain the confidentiality of the Information and, unless and until such information shall have been made publicly available by the Company, shall disclose the Information only as authorized by the Company for the purposes set forth in this Agreement or as required by law or by order of a governmental authority or court of competent jurisdiction or pursuant to a request from FINRA or SEC. In the event that Alpine is legally required to make disclosure pursuant to a civil court ordered subpoena of any of the Information, Alpine will give notice to the Company prior to such disclosure so that the Company may have any opportunity to contest any such disclosure. No copies of the Information shall be made by Alpine except as may be necessary to perform services relating to the Agreement. Upon the written request of the Company at any time, the receiving party shall, or at the Company’s option, either destroy or return to the disclosing party all tangible Information and all tapes, diskettes or other media upon which the Information is stored, and all copies thereof, if any. Notwithstanding the above, Alpine is permitted to maintain copies of Information in accordance with Alpine’s normal archiving process.

3. The foregoing paragraph shall not apply to information that: (i).at the time of disclosure by the Company is, or thereafter becomes, generally available to the public or within the industries in which the Company or Alpine or its affiliates conduct business, other than as a result of a breach by Alpine of its obligations under this Agreement; (ii) prior to or at the time of disclosure by the Company and in each case without confidentiality restriction, was already in the possession of, or conceived by, Alpine or any of its affiliates, or could have been developed by them from information then in their possession, by the application of other information or techniques in their possession, generally available to the public, or available to Alpine or its affiliates other than from the Company; (iii) at the time of disclosure by the Company or thereafter, is rightfully obtained by Alpine or any of its affiliates from a third party who Alpine reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or (iv) is independently developed by Alpine or its affiliates without reference to any Information.

4. The parties acknowledge that they are aware that the federal securities laws prohibit any person who has material, non-public information concerning a publicly traded company from purchasing or selling the securities of such company, or from communicating such material, non-public information to any other person if it is reasonably foreseeable that such other person is likely to purchase or sell the securities of such company. The parties therefore agree to refrain from engaging in activities that would violate such federal securities laws.